SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 8, 2005

(date of earliest event reported)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of registrant as specified in its charter)
Delaware	333- 125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York 10179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Description of the Mortgage Pool

Bear Stearns Asset Backed Securities I LLC (the “Registrant”) plans a series of certificates, entitled Terwin Mortgage Trust, Asset-Backed Certificates, Series 2005-18ALT (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of December 1, 2005, among Bear Stearns Asset Backed Securities I LLC as depositor, Terwin Advisors LLC, as a seller, Specialized Loan Servicing LLC as servicer, Wells Fargo Bank, N.A. as servicing administrator, securities administrator and backup servicer, and U.S. Bank National Association, as trustee. The Certificates to be designated as the Series 2005-18ALT Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of fixed and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

Collateral Term Sheets

Bear, Stearns & Co. Inc. (“Bear Stearns”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by Bear Stearns. The Collateral Term Sheets were prepared by Bear Stearns at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01 (c).  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements

Not applicable.

(b)

Pro Forma Financial Information

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheets

Exhibit No.	Description
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Bear Stearns to certain prospective purchasers of Terwin Mortgage Trust Trust, Asset-Backed Certificates, Series 2005-18ALT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:

/s/Matthew Perkins

Name:

Matthew Perkins

Title:

Director

Dated: December 9, 2005

EXHIBIT INDEX

Exhibit Number	Description	Page
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Bear Stearns to certain prospective purchasers of Terwin Mortgage Trust Trust, Asset-Backed Certificates, Series 2005-18ALT.